UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

Alico, Inc.

                Florida                 0-261             59-0906081
                (State of other jurisdiction     (Commission         (IRS Employer
                of incorporation)           File Number)         Identification No.)

                P.O. Box 338, La Belle, FL                    33975
                (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. other events.

Incorporated by reference is a press release issued by the Registrant on March 11, 2005, attached as Exhibit 99.1, announcing nominating committee Director search and procedures for shareholder nominations.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press release announcing nominating committee Director search and procedures for shareholder nominations dated March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC .

Date: March 11, 2005

By: /s/ John R. Alexander
           John R. Alexander
           Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

ALICO INC. ANNOUNCES NOMINATING COMMITTEE DIRECTOR SEARCH AND OUTLINES PROCEDURES FOR SHAREHOLDER NOMINATIONS FOR CONSIDERATION BY THE NOMINATING COMMITTEE.

LaBelle, Florida, March 11, 2005, Alico, Inc. (Nasdaq: ALCO), an agribusiness company operating in central and southwest Florida, with real estate holdings of approximately 141,000 acres, announced today that its Nominating Committee has retained C. W. Sweet Incorporated, a national executive search firm, to assist in connection with its search to find qualified new independent directors to serve on the Alico Board.

Gregory Mutz, chairman of the Nominating Committee stated that "the Nominating Committee of the Alico Board is dedicated to selecting nominees who have demonstrated character and integrity in their professional careers and who will add value to the Company’s Board and its business by reason of their expertise, business acumen, interest in the Company and previous business experience and accomplishments." Mr. Mutz noted that the Committee deems it important to have a majority of the Board who meet the independence requirements of Nasdaq National Market Rule 4200 (A)(15) and at least three of whom meet the requirements of Market Rule 4350(d)(2) relating to qualifications for service on and independence of audit committee members. Additionally, at least one of the nominees must meet the requirements to serve as an Audit Committee Financial Expert as defined in Item 401(h) of Regulation SK as promulgated by the Securities & Exchange Commission. The Nominating Committee will give preference of consideration to candidates for nominees who possess expertise and or experience in the businesses in which the Company is currently engaged or may engage in the foreseeable future. These businesses include Agri Business, Insurance, Finance and Real Estate Management and Development. Preference of consideration will also be given to persons who have demonstrated strategic planning skills, strong business backgrounds and experience with public company governance. Finally, Mr. Mutz noted that the Committee will also consider the elect ability of potential candidates as a part of its decision making process.

Mr. Mutz noted that a shareholder wishing to recommend to the Nominating Committee a candidate for election as a director must submit the recommendation in writing, addressed to the Nominating Committee, care of the Company's corporate secretary at the address of the Company’s headquarters, P.O. Box 338, LaBelle, Florida, 33975-0338. Mr. Mutz noted that such recommendations must be submitted prior to March 31, 2005 in order to meet the Company’s time table for selecting new nominees. Each nominating recommendation must include the name and the number of shares of Alico, Inc. owned by the shareholder or group of shareholders making the recommendation and if such holdings are in street name a certification of beneficial ownership from the record holder, the name, address and telephone number of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a director including the qualifications of such nominee to serve on the Audit Committee of the Board of Alico, Inc. under applicable regulations of the Nasdaq Stock Market and the Securities Exchange Commission. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by and supply additional information to the Nominating Committee, if the Nominating Committee decides in its discretion to ask for additional information. Mr. Mutz noted that a complete copy of the Nominating Committee’s charter and operating procedures will be posted on the Company’s web site, www.alicoinc.com.

For Further Information Contact:    John R. Alexander
                  La Belle, Florida
                 (863) 675-2966